SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 21, 2012

priceline.com Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A
(Former name or former address, if changed since last report)

Item 8.01.    Other Events

On November 21, 2012, Daniel J. Finnegan, Chief Financial Officer of priceline.com Incorporated (“priceline.com”), entered into a stock trading plan implemented pursuant to Rule 10b5-1 under the Securities and Exchange Act of 1934, as amended (the “November 2012 Plan”).

The November 2012 Plan provides for the sale of shares underlying the March 2010 grant of up to 5,089 performance share units (which represents the “target” amount; the maximum amount could be two times (2x) the “target” amount) to Mr. Finnegan, which are scheduled to vest in March 2013.  The November 2012 Plan provides that if and when the shares underlying the performance share units are issued to Mr. Finnegan, 75% of the “net” number of shares received by Mr. Finnegan (i.e., net of amounts associated with any tax withholding) will be sold, subject to certain price limits. The first possible sales date is in April 2013.

Under the terms of the November 2012 Plan, Mr. Finnegan will have no discretion or control over the timing or effectuation of the sales.

A table summarizing the pre-arranged trading plans adopted by each of priceline.com's “Section 16” Officers and Directors is available on the Investor Relations section of priceline.com's website (www.priceline.com) under the tab “Corporate Governance.” The Company intends to update the table following the closing of its trading window each quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED
By:	/s/ Peter J. Millones
Name:Peter J. Millones
Title:Executive Vice President, General Counsel

Date: November 21, 2012